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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated July 26, 2010, with respect to the consolidated financial statements and internal control over financial reporting (which report expressed an adverse opinion) included in the Annual Report of First Chester County Corporation and subsidiaries on Form 10-K for the year ended December 31, 2009. We hereby consent to the incorporation by reference of said reports in the Registration Statements of First Chester County Corporation and subsidiaries on Forms S-3 (File No. 333-107739, effective August 7, 2003 and File No. 333-33175, effective August 8, 1997) and Forms S-8 (File No. 333-156758, effective January 16, 2009; File No. 333-128500, effective September 22, 2005; File No. 333-107763, effective August 8, 2003; File No. 333-69315, effective December 21, 1998; File No. 333-33411, effective August 12, 1997; File No. 333-15733, effective November 7, 1996 and File No. 333-09241, effective August 19, 1996).

/s/ GRANT THORNTON LLP

New York, New York

July 26, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM